EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended December 24, 2010

Current month			Performance* (Subject to verification)				Risk Metrics* (Jan 2006 – Dec 2010)
Class	Week ROR	MTD Dec 2010	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.7%	3.7%	3.6%	4.1%	6.7%	6.2%	6.7%	12.7%	-16.5%	0.6	0.9
B**	1.7%	3.7%	3.0%	3.3%	5.9%	N/A	5.9%	12.7%	-17.1%	0.5	0.8
Legacy 1***	1.7%	3.8%	5.2%	N/A	N/A	N/A	0.9%	11.1%	-10.9%	0.1	0.1
Legacy 2***	1.7%	3.8%	4.9%	N/A	N/A	N/A	0.7%	11.1%	-11.1%	0.1	0.1
Global 1***	1.3%	3.0%	2.3%	N/A	N/A	N/A	-1.2%	10.6%	-13.3%	-0.1	-0.2
Global 2***	1.3%	3.0%	2.0%	N/A	N/A	N/A	-1.6%	10.6%	-13.5%	-0.1	-0.2
Global 3***	1.2%	2.9%	0.2%	N/A	N/A	N/A	-3.4%	10.6%	-14.6%	-0.3	-0.4

S&P 500 Total Return Index****	1.1%	6.6%	15.0%	-2.9%	2.3%	1.4%	2.3%	17.8%	-51.0%	0.2	0.2
Barclays Capital U.S. Long Gov Index****	-0.8%	-5.4%	7.6%	5.0%	5.3%	6.5%	5.3%	11.4%	-12.3%	0.5	0.8

*	Performance metrics are calculated using December 2010 month-to-date performance estimates
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units						Portfolio for Global units
Sector	Sector		Market				Sector		Market
	Exposure	Position	Contract	Exposure		Position	Exposure	Position	Contract	Exposure		Position
Ags/Softs	22%	Long	Corn Sugar	4.3 3.3	% %	Long Long	15%	Long	Corn Sugar	3.1 2.3	% %	Long Long
Currencies	23%	Short $	Australian Dollars Mexican Peso	3.3 1.8	% %	Long Long	25%	Short $	Australian Dollars Japanese Yen	4.2 3.2	% %	Long Long
Energy	18%	Long	Crude Oil Natural Gas	3.5 3.2	% %	Long Short	21%	Long	Natural Gas Crude Oil	5.4 4.9	% %	Short Long
Equities	13%	Long	Dax Index S&P 500	2.2 1.8	% %	Long Long	16%	Long	Dax Index Hang Seng	2.4 2.0	% %	Long Long
Fixed Income	11%	Long	Bunds U.S. 10-Year Treasury Notes	2.5 1.7	% %	Short Short	12%	Long	Bunds Bobl	2.8 1.4	% %	Short Short
Metals	13%	Long	Copper Gold	3.1 2.8	% %	Long Long	11%	Long	Copper Silver	2.2 1.7	% %	Long Short

Market Commentary (Largest price movements within each sector)

Sector/Market
Ags/Softs
Corn prices reached a 29-month high as dry weather in Argentina fostered supply concerns.  Soybean prices also rallied after reports showed increased demand for grains by China.  Sugar prices increased following news India, the world’s second largest sugar producer, may delay new exports for 2011.

Currencies
The euro continued its decline against major currencies amid ongoing concerns regarding the sovereign debt of several smaller European nations.  Investors drove the Swiss franc higher as they attempted to diversify exposure away from Euro-based assets.  The Australian dollar moved higher due to optimism surrounding growth potential for 2011.

Energy
Crude oil prices rallied following reports showing a decline in U.S. inventories.  Adding to crude oil’s rally were hopes of increased demand for industrial energy products.  Natural gas prices rose due to cold weather forecasts for the Eastern United States.

Equities
Investors drove North American equity markets higher following strong profit forecasts from a number of key U.S. firms.  In Japan, the Nikkei 225 fell below the previous week’s close due to ongoing concerns over tensions on the Korean peninsula.

Fixed Income
U.S. Treasury markets fell on speculation consumer spending was on the rise in the U.S.  Gains in the U.S. equity markets added to the decline in the debt markets.  German Bunds prices rallied as fears surrounding the financial stability of several European nations weakened demand for sovereign debt.

Metals
Copper prices climbed due to strong import data from China.  A production disruption at a major Chilean copper mine was also a significant factor in driving copper prices higher.  Gold and silver rallied as investors continued to attempt to hedge European exposures.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.